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                                                                    EXHIBIT 23.7




CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611,
No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated January 10, 1998 relating to the consolidated financial statements of Olivetti (Hong Kong) Limited, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.



/s/ Price Waterhouse

Price Waterhouse

Hong Kong
May 27, 1998